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                                                                    Exhibit 10.2
                        Norton McNaughton of Squire, Inc.
                               463 Seventh Avenue
                            New York, New York 10018

                                January 31, 2001



Mr. Sanford Greenberg
21 Koneig Drive
Oyster Bay Cove, New York 11771

Dear Sandy:

                  Reference is made to the Amended and Restated Employment Agreement (the "Employment Agreement") dated as of June 7, 1999 between Norton McNaughton of Squire, Inc. (the "Company") and you. Capitalized terms used herein shall have the meanings ascribed to such terms of the Employment Agreement.

                  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and you agree to amend the Employment Agreement as follows:

                  1. The reference to "195,000" in Section 1.2 of the Employment Agreement is hereby amended to be a reference to "220,618."

                  2. Section 2 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

                       "2. Position Duties. The Employee shall serve as an
                           ---------------
                  employee of the Company in the New York City metropolitan area. The Employee shall perform, faithfully and diligently, such duties, and shall have such responsibilities, as shall be assigned to him from time to time by the Board of Directors of the Company or the Chairman of the Board, Chief Executive Officer and President of the Company. The Employee shall report to the Chairman of the Board, Chief Executive Officer and President of the Company. During the Term, the Employee also agrees to serve in the New York City metropolitan area, if elected, as an officer and/or director of the Company or any parent, subsidiary or affiliate of the Company. The Employee shall devote his complete and undivided attention to the performance of his duties and responsibilities hereunder
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                  during the normal working hours of executive employees of the
                  Company."

                  Except as amended hereby, the Employment Agreement shall remain in full force and effect and is hereby ratified and confirmed by the Company and you.

                  Effective as of the date hereof, you hereby resign as Chairman of the Board of the Company and of each of McNaughton Apparel Group Inc., a Delaware corporation, Miss Erika, Inc., a Delaware corporation, Jeri-Jo Knitwear, Inc., a Delaware corporation and McNaughton Apparel Holdings, Inc., a South Carolina corporation. It is understood and agreed that the foregoing resignations are not resignations as a member of the Board of Directors of each of the foregoing corporations.

                  Please sign a copy of this Amendment in the space provided below in order to evidence your agreement with the foregoing.

                                     Very truly yours,

                                     NORTON MCNAUGHTON OF SQUIRE, INC.


                                     By: /s/ Peter Boneparth
                                        -------------------------------
                                     Name:       Peter Boneparth
                                     Title:      Chief Executive Officer
                                                  and President

Accepted and agreed to as of the
date first above written.

      /s/ Sanford Greenberg
---------------------------------
      Sanford Greenberg